Move, Inc. announces fourth quarter 2012 financial results

SAN JOSE, Calif., Feb. 12, 2013 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the fourth quarter and fiscal year ended December 31, 2012.

Revenue for the quarter was $52.7 million, an increase of $5.5 million, or 12 percent, from $47.3 million in the fourth quarter of 2011. Net income applicable to common stockholders was $1.6 million, or $0.04 per diluted share, compared to $3.4 million, or $0.09 per diluted share, in the fourth quarter of 2011. Net income applicable to common stockholders was reduced by $.02 per diluted share as a result of incremental amortization related to two acquisitions the company made during the year. Non-GAAP Adjusted EBITDA was $7.8 million, a decrease of $0.8 million, or 10 percent, from $8.6 million in the fourth quarter of 2011. As a percentage of revenue, Adjusted EBITDA improved to 15 percent of revenue in the fourth quarter of 2012 compared to 14 percent in the third quarter of 2012. Move has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

Steve Berkowitz, chief executive officer of Move said, "Move finished the year strongly, setting the stage for double-digit revenue growth in 2013. We executed very well across our core strategic initiatives in 2012 by improving the content and experience for consumers, enhancing our product offerings to customers, strengthening our role as a key partner to the real estate industry, and innovating to capitalize on the rapid consumer migration to mobile. Leveraging our expanding assets for consumers and customers, Move has laid the foundation to accelerate growth and expand profitably in 2013 and beyond. Through our consumer advertising and proprietary software and services products, we are uniquely poised to provide an end-to-end solution for the industry based on our ability to serve the entire supply chain."

2012 Highlights:

  Consumer Engagement -- Web: Realtor.com continued to lead the industry in connecting real estate professionals with serious home buyers and sellers. Consumers viewed nearly 1.0 billion pages and spent nearly 1.0 billion minutes on the Realtor.com website in the fourth quarter, with approximately 95 percent of that usage occurring on properties for sale. Realtor.com continues to experience significant repeat usage with consumers visiting an average of approximately 4 times per month, nearly 50 percent more than the nearest competitor.
  Consumer Engagement -- Mobile: Mobile usage continues to grow dramatically. Page views from mobile grew by 90 percent year-over-year, leads from mobile grew by more than 120 percent year-over-year, and nearly 50 percent of homes viewed across all platforms now occur on mobile devices in the fourth quarter. Additionally, mobile engagement as measured by pages viewed and leads delivered per user is 6-7x that of the website.
  Consumer Facing Initiatives: In October 2012, Move completed the first phase of the Realtor.com site redesign, enhancing the user experience, making search more intuitive and increasing functionality. The Company continued to expand its content for adjacent consumer segments, adding new rental communities to its rental content and creating the largest lead generation moving site in the nation after combining its acquisition of Relocation.com with its Moving.com business.
  Customer Facing Initiatives: Move continued to add capabilities to attribute leads to Realtor.com and to demonstrate the return on investment (ROI) of its products, including the launch of a toll-free tracking system. The Company made Co-Broke Connections available on all mobile platforms and based on traffic growth, continued to expand Co-Broke inventory by opening up more zip codes and the number of available slots within various zip codes. Move strategically expanded its software and service product offering through the acquisition of TigerLead Solutions in September 2012, which dramatically improves the conversion process for agents and agent teams.
  ListHub / Syndication: During 2012, Move grew the number of unique MLS agreements for ListHub from 405 to 451 and added 40 new publishers continuing to expand its distribution network. In April 2012, ListHub launched the Preferred Publisher Program, providing greater transparency, control and protection to real estate brokers syndicating listings, by allowing them to quickly identify preferred publishers and publisher rules, rate publisher websites and access reports.
  Mobile: Move is creating a seamless experience across all types of mobile devices and released several updated versions of its mobile apps in 2012, with new features and functionality. In October 2012, the Company released the mobile version of its website, and in September 2012, it launched a free co-branded mobile application and collaborative search product for real-estate professionals.

For the full year ended December 31, 2012, Move reported revenue of $199.2 million, an increase of $7.5 million, or 4 percent compared to $191.7 million in 2011. Net income applicable to common stockholders in 2012 was $4.7 million, or $0.12 per share, compared to $3.2 million, or $0.08 per share, in 2011. Net income applicable to common stockholders was reduced by $.02 per diluted share as a result of incremental amortization related to two acquisitions the Company made during the year. Non-GAAP Adjusted EBITDA for 2012 was $26.9 million, an increase of $1.2 million, or 5 percent, from $25.7 million for 2011. As a percentage of revenue, Adjusted EBITDA improved to 14 percent of revenue in 2012 compared to 13 percent in 2011.

Business Outlook
For the quarter ending March 31, 2013, Move expects revenue of approximately $53.5-54.0 million and expects to report Adjusted EBITDA margin of approximately 11-12 percent.

For the year ending December 31, 2013, Move expects revenue to range between $222 million and $226 million and expects to report Adjusted EBITDA margin of approximately 15 percent.

Conference Call
As previously announced, Move will host a conference call, which will be broadcast live over the Internet today, Tuesday, February 12, 2013. To access the call, please dial (877) 312-5848, or outside the U.S. (253) 237-1155, five minutes prior to 1:30 p.m. Pacific Standard Time. A live webcast of the call will also be available at http://investor.move.com under the Events & Presentations menu.

An audio replay will be available between 4:30 p.m. Pacific Standard Time February 12, 2013, and 8:59 p.m. Pacific Standard Time February 16, 2013, (855) 859-2056 or (404) 537-3406, with Conference ID 89689878. A replay of the call will also be available at http://investor.move.com.

Analyst & Investor Day Information
Move will host an Analyst and Investor Day on March 12, 2013 at the Eventi Hotel in New York City. Key members of the senior management team will host a series of presentations beginning at 1:30 p.m. Eastern Daylight Time, providing insight into the business and strategic initiatives for 2013 and beyond. Financial analysts and investors may register to attend by contacting Marta Nichols by email at Marta.Nichols@move.com. Space is limited and pre-registration is required for admittance to the event.

Use of Non-GAAP Financial Measures
To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of net income excluding net interest income, income tax expense and certain other noncash and nonrecurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three- and twelve-month periods ended December 31, 2012 and 2011 that extracts stock-based compensation under ASC Topic 718 "Compensation—Stock Compensation." A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and provide a more consistent basis for comparison between quarters and should be carefully evaluated. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.
Move, Inc. (NASDAQ:MOVE) is the leader in online real estate and operator of REALTOR.com®, the official website of the National Association of REALTORS®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHubTM, the leading syndicator of real estate listings; Moving.comTM; SeniorHousingNet; SocialBios; TigerLead®;; and TOP PRODUCER® Systems. Move, Inc. is based in San Jose, California. SOURCE Move, Inc.

MOVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)

Revenue	$52,737	$47,268	$199,233	$191,724
Cost of revenue(1)	11,904	9,166	41,413	40,369
Gross profit	40,833	38,102	157,820	151,355

Operating expenses:
Sales and marketing(1)	18,092	16,090	71,097	68,614
Product and web site development(1)	9,738	7,833	37,341	34,732
General and administrative(1)	10,846	10,115	42,360	40,467
Amortization of intangible assets	981	397	2,275	1,505
Total operating expenses	39,657	34,435	153,073	145,318
Operating income	1,176	3,667	4,747	6,037

Interest (expense) income, net	(6)	18	(6)	51
Earnings of unconsolidated joint venture	482	267	1,192	985
Other income, net	158	182	89	460
Income before income taxes	1,810	4,134	6,022	7,533

Income tax expense	222	150	397	273

Net income	1,588	3,984	5,625	7,260

Convertible preferred stock dividend and related accretion	—	(563)	(942)	(4,069)
Net income applicable to common stockholders	$1,588	$3,421	$4,683	$3,191

Basic net income per share applicable to common stockholders	$0.04	$0.09	$0.12	$0.08

Diluted net income per share applicable to common stockholders	$0.04	$0.09	$0.12	$0.08

Shares used to calculate net income per share applicable to common stockholders:
Basic	38,834	38,175	38,705	39,114

Diluted	39,800	38,922	39,721	39,928

(1) Includes stock-based compensation as follows:

Cost of revenue	$75	$51	$268	$221
Sales and marketing	408	285	1,962	1,351
Product and web site development	526	261	1,938	1,176
General and administrative	1,297	788	3,725	2,768
	$2,306	$1,385	$7,893	$5,516

MOVE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash	$27,122	$87,579
Accounts receivable, net	11,759	11,719
Other current assets	7,215	7,086
Total current assets	46,096	106,384

Property and equipment, net	21,975	20,487
Investment in unconsolidated joint venture	4,924	5,711
Goodwill, net	38,560	24,450
Intangible assets, net	24,444	7,319
Other assets	870	570
Total assets	$136,869	$164,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,741	$5,851
Accrued expenses	20,512	14,782
Deferred revenue	8,520	9,809
Total current liabilities	33,773	30,442

Other noncurrent liabilities	5,086	3,264
Total liabilities	38,859	33,706

Series B convertible preferred stock	—	48,555

Stockholders' equity:
Series A convertible preferred stock	—	—
Common stock	39	39
Additional paid-in capital	2,132,189	2,121,483
Accumulated other comprehensive income	219	258
Accumulated deficit	(2,034,437)	(2,039,120)
Total stockholders' equity	98,010	82,660
Total liabilities and stockholders' equity	$136,869	$164,921

MOVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2012	2011

Cash flows from operating activities:
Net income	$5,625	$7,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,551	9,393
Amortization of intangible assets	2,275	1,505
Provision for doubtful accounts	528	190
Stock-based compensation and charges	8,272	5,907
Loss on sales and disposals of assets	61	126
Earnings of unconsolidated joint venture	(1,192)	(985)
Return on investment in unconsolidated joint venture	1,192	1,152
Other noncash items	(74)	(88)
Changes in operating assets and liabilities:
Accounts receivable	(422)	(2,229)
Other assets	(328)	1,292
Accounts payable and accrued expenses	5,047	(2,060)
Deferred revenue	(1,435)	(3,880)
Net cash provided by operating activities	29,100	17,583

Cash flows from investing activities:
Purchases of property and equipment	(11,025)	(8,099)
Proceeds from sale of assets	9	—
Acquisitions, net of cash acquired	(31,725)	(500)
Proceeds from dissolution of joint venture	—	499
Return of investment in unconsolidated joint venture	787	788
Net cash used in investing activities	(41,954)	(7,312)

Cash flows from financing activities:
Principal payments on loan payable	(111)	(103)
Redemption of convertible preferred stock	(49,044)	(70,000)
Payment of dividends on convertible preferred stock	(882)	(2,008)
Proceeds from exercise of stock options	3,108	834
Tax payment related to net share settlements of restricted stock awards	(605)	(312)
Repurchases of common stock	(69)	(9,620)
Net cash used in financing activities	(47,603)	(81,209)

Change in cash and cash equivalents	(60,457)	(70,938)

Cash and cash equivalents, beginning of period	87,579	158,517

Cash and cash equivalents, end of period	$27,122	$87,579

MOVE, INC.
REVENUE BY TYPE
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Revenue
Consumer advertising	$41,155	$38,792	$161,817	$155,559
Software and services	11,582	8,476	37,416	36,165
Total revenue	$52,737	$47,268	$199,233	$191,724

Percentage of revenue
Consumer advertising	78%	82%	81%	81%
Software and services	22%	18%	19%	19%
Total	100%	100%	100%	100%

MOVE, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net income	$1,588	$3,984	$5,625	$7,260

Plus:
Stock-based compensation	2,306	1,385	7,893	5,516
Stock-based charges	110	81	379	391
Depreciation	2,356	2,414	9,551	9,393
Amortization of intangible assets, including unconsolidated joint venture	1,178	594	3,064	2,294
Interest expense (income), net	6	(18)	6	(51)
Income tax expense	222	150	397	273
Termination costs from dissolution of joint venture	—	—	—	619
Adjusted EBITDA	$7,766	$8,590	$26,915	$25,695

MOVE, INC.
OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2012			December 31, 2011
	(unaudited)			(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-based Compensation	As Reported	Stock-based Compensation	Excluding Stock-based Compensation
Revenue	$52,737	$—	$52,737	$47,268	$—	$47,268
Cost of revenue	11,904	(75)	11,829	9,166	(51)	9,115
Gross profit	40,833	75	40,908	38,102	51	38,153

Sales and marketing	18,092	(408)	17,684	16,090	(285)	15,805
Product and web site development	9,738	(526)	9,212	7,833	(261)	7,572
General and administrative	10,846	(1,297)	9,549	10,115	(788)	9,327
Amortization of intangibles	981	—	981	397	—	397
Total operating expenses	39,657	(2,231)	37,426	34,435	(1,334)	33,101

Operating income	$1,176	$2,306	$3,482	$3,667	$1,385	$5,052

	Twelve Months Ended			Twelve Months Ended
	December 31, 2012			December 31, 2011
	(unaudited)			(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$199,233	$—	$199,233	$191,724	$—	$191,724
Cost of revenue	41,413	(268)	41,145	40,369	(221)	40,148
Gross profit	157,820	268	158,088	151,355	221	151,576

Sales and marketing	71,097	(1,962)	69,135	68,614	(1,351)	67,263
Product and web site development	37,341	(1,938)	35,403	34,732	(1,176)	33,556
General and administrative	42,360	(3,725)	38,635	40,467	(2,768)	37,699
Amortization of intangibles	2,275	—	2,275	1,505	—	1,505
Total operating expenses	153,073	(7,625)	145,448	145,318	(5,295)	140,023

Operating income	$4,747	$7,893	$12,640	$6,037	$5,516	$11,553

CONTACT: Investor Relations, Marta Nichols, +1-408-558-7149, Marta.Nichols@move.com, or Media, Alison Schwartz, +1-408-558-7209, Alison.Schwart@move.com